Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR UNDER SUCH LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

WARRANT AGREEMENT

This WARRANT AGREEMENT is dated and entered into as of November 3, 2004, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), and QFINANCE, INC., a Delaware corporation (“QFinance”).

WHEREAS, the Company and PharmaBio Development Inc., an affiliate of QFinance, have entered into the Amended and Restated Loan Agreement dated as of December 10, 2001 and amended and restated as of the date hereof (as amended, the “Loan Agreement”), and other agreements dated as of the date hereof; and

WHEREAS, the Company desires to grant to QFinance the rights set forth in this Warrant Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    The Warrant. The Company hereby agrees to issue and sell to QFinance, its designees or assigns (the “Holder”) up to Eight Hundred Fifty Thousand (850,000) shares (the "Warrant Shares") of the Company’s common stock, par value $.001 per share ("Common Stock"), at an exercise price equal to Seven Dollars and Nineteen Cents ($7.19) per share (the "Exercise Price"), and upon the terms and conditions set forth herein. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant Agreement are subject to adjustment from time to time as provided in Section 4 of this Warrant Agreement.

    2.    Expiration Date. This Warrant Agreement, and the Holder's right to purchase any of the Warrant Shares, will expire at 5:00 p.m. Eastern Time on the tenth anniversary of the date of this Warrant Agreement (the "Expiration Date").

3.    Exercise of this Warrant Agreement. The Holder may exercise this Warrant Agreement at any time commencing on the earlier to occur of the FDA Approval Date (as defined below) and May 2, 2005, and prior to the Expiration Date, in whole or in part, as adjusted from time to time as provided in Section 4 of this Warrant Agreement, by: (a) the surrender of this Warrant Agreement, with the Exercise Form substantially in the form attached hereto as Annex A properly completed and executed, at the principal office of the Company on a Business Day (as defined below), and (b) upon payment by (i) the delivery on a Business Day of a certified check or official bank check or wire transfer of immediately available funds, payable to the order of the Company, (ii) cancellation of an amount of indebtedness of the Company under the Loan Agreement, or (iii) a combination of (i) and (ii), in an amount equal to the aggregate purchase price for the Warrant Shares being purchased upon such exercise. Upon receipt thereof by the Company, the Holder will be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the close of business on the date of such receipt by the Company, and the Company will promptly execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Shares specified in the Exercise Form. If this Warrant Agreement is exercised only in part, the Company will, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant Agreement of like tenor evidencing the right of the Holder to purchase the remaining Warrant Shares then covered by this Warrant Agreement. Upon exercise of this Warrant Agreement and payment of the purchase price by the Holder, all Warrant Shares deliverable and issued hereunder will be duly authorized, duly and validly issued and outstanding, fully paid and nonassessable, and free from taxes, liens or charges. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business. “FDA Approval Date” means the earlier of (i) the first date on which the FDA approves an application to market the Product, or (ii) the first date on which the Company receives an “approvable letter” from the FDA with respect to the Product. “FDA” means the United States Food and Drug Administration or its successor. “Product” means the product currently known as Surfaxin, as such name may change from time to time, for any and all formulations and delivery mechanisms, for the indications of (i) respiratory distress syndrome (RDS), or (ii) meconium aspiration syndrome (MAS).

4.    Certain Adjustments. The Exercise Price at which Warrant Shares may be purchased and the number of Warrant Shares to be purchased upon exercise of this Warrant Agreement are subject to change or adjustment from time to time as follows:

(a)    Merger, Sale of Assets, etc. If at any time while this Warrant Agreement, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or entity in which the Company is not the surviving entity, or a share exchange or reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger or share exchange are exchanged or converted by virtue of the merger or share exchange into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale, lease, license or other transfer of all or substantially all of the Company's properties or assets to any other person or entity, then, as a part of such reorganization, merger, consolidation, exchange or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant Agreement, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property resulting from such reorganization, merger, consolidation, exchange or transfer that a holder of the shares deliverable upon exercise of this Warrant Agreement would have been entitled to receive in such reorganization, merger, consolidation, exchange or transfer if this Warrant Agreement had been exercised immediately before the record date of (or the date of, if no record date is fixed) such reorganization, merger, consolidation, exchange or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(a) shall similarly apply to successive reorganizations, consolidations, mergers, exchanges and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant Agreement. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be reasonably determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as reasonably determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant Agreement shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant Agreement.

(b)    Reclassification, etc. If the Company, at any time while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as the Holder would have received if this Warrant Agreement had been exercised in full immediately prior to such reclassification or other change or immediately prior to the record date with respect thereto and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(b) shall similarly apply to successive reclassifications or other changes.

(c)    Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant Agreement exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Exercise Price pursuant to this subsection, the number of shares of such securities purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

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(d)    Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant Agreement exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) by way of dividend, then and in each case, this Warrant Agreement shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant Agreement and, in addition, without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant Agreement on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock or other securities or property (other than cash) available by or to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

(e)    Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each Holder of this Warrant Agreement a certificate signed by its Chief Financial Officer setting forth such adjustment and showing in detail the event requiring the adjustment, the amount of such adjustment, the method by which such adjustment was calculated, the Exercise Price at the time in effect, and the number of shares and the amount, if any, of the property that at the time would be received upon the exercise of this Warrant Agreement, together with the facts upon which such adjustment is based. The Company shall, upon the reasonable written request of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) all such previous adjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant Agreement.

(f)    No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, reclassification, transfer of assets, consolidation, merger, business combination, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the intent of this Section 4 or the observance or performance of any of the terms to be observed or performed by the Company under this Section 4 or the other terms of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant Agreement against impairment. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant Agreement in accordance with the essential intent and principles hereof, then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the purchase rights represented by this Warrant Agreement. Upon such determination, the Company will promptly deliver a copy thereof to the Holder and shall make the adjustments described therein.

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(g)    No Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 4(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

5.    Fractional Shares. Upon the exercise of this Warrant Agreement, fractional shares may be issued by the Company, but the Company may, in lieu of issuing such fractional shares, pay a sum in cash equal to the excess of the fair market value of such fractional share (determined in such reasonable manner as may be prescribed by the Board of Directors of the Company in its discretion) over the proportional part of the per share purchase price represented by such fractional share.

6.    Notices of Certain Events.

In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant Agreement) for the purpose of entitling them to receive any dividend or other distribution, or stock subdivision or combination, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any reorganization or recapitalization of the Company, any reclassification of the capital stock of the Company, any consolidation, merger, share exchange or other business combination of the Company with or into another corporation or entity, or any sale, lease, license or other transfer of all or substantially all of the assets of the Company to another corporation or entity; or

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(c) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will cause written notice thereof to be delivered to the Holder specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right or (ii) the date on which such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, business combination, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant Agreement) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, share exchange, business combination, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least fifteen (15) Business Days prior to the date required to be specified therein pursuant to this Section 6(c).

7.    Reservation of Shares; Listing. (a) The Company will at all times until the date of exercise of this Warrant Agreement in full (the “Exercise Date”) reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the exercise of this Warrant Agreement, such number of its duly authorized shares of capital stock for which this Warrant Agreement is exercisable, and such number of shares of any stock into which such stock is convertible, if applicable, as will from time to time be sufficient to effect the exercise of this Warrant Agreement. The Company will from time to time take all steps necessary to amend its certificate of incorporation to provide at all times prior to the Exercise Date sufficient reserves of shares of capital stock issuable upon exercise of this Warrant Agreement and the conversion of such stock, if applicable. If the number of authorized but unissued shares of capital stock shall not be sufficient to effect the exercise the entire amount of this Warrant Agreement on the Exercise Date or the conversion of such stock, if applicable, then in addition to such other remedies as shall be available to the Holder, the Company shall take all such corporate action as is necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purposes.

(b)    The Company will at all times use its best efforts to keep the Warrant Shares authorized for listing on the Nasdaq National Market, the Nasdaq SmallCap Market, or any national securities exchange on which its Common Stock is traded.

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8.    No Rights as Stockholder; Limitation of Liability. This Warrant Agreement, as distinct from the shares for which this Warrant Agreement is exercisable, will not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever. No provision of this Warrant Agreement, prior to the exercise of this Warrant Agreement, and no mere enumeration herein of the rights or privileges of the Holder, will give rise to any liability of the Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

9.    Transfer Restriction. Neither this Warrant Agreement nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities or “blue sky” laws of any state. Neither this Warrant Agreement nor the securities issuable upon exercise hereof nor any interest or participation herein or therein may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of except in compliance with the Securities Act and the securities laws of each relevant state. Notwithstanding anything in this Warrant Agreement to the contrary, the Holder may pledge the Warrant Agreement and the Warrant Shares in connection with bona fide loan transactions in which the Holder or its affiliate is the borrower, provided that no such pledge shall occur (i) prior to January 1, 2005, without the prior written consent of the Company (which consent shall not be unreasonably withheld), and (ii) upon and after January 1, 2005, knowingly, after reasonable investigation and inquiry, to any person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product or device which directly competes with the Product.

10.    Registration Rights.

(a)    Required Registration. Not later than December 15, 2004 (the “Filing Date”), the Company shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 (except if the Company is not then eligible to use Form S-3, in which case such registration statement shall be on another appropriate form) (the “Registration Statement”) covering the resale of all of the Registrable Securities (as defined below) in an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Company shall use its commercially reasonable best efforts to cause such registration statement to become effective not later than February 1, 2005 and remain effective for the period specified in Section 10(d) below. Subject to any modifications that are responsive to comments, rules or regulations of the SEC, the Registration Statement will include a Plan of Distribution, which shall be no more restrictive than that included in the Company's registration statement on Form S-3, SEC File No. 333-101666. For purposes of this Agreement, the term "Registrable Securities" means the Warrant Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to any Registrable Securities. Until such time as the Registration Statement is effective, the Company shall not grant any registration rights or other rights to register securities under the Securities Act that are senior to the rights of the Holder under this Section 10(a) or that have the effect of delaying a sale or limiting the number of securities which may be sold by the Holder pursuant to the Registration Statement or otherwise adversely affect the rights of the Holder under this Section 10

            (a); provided, however, that the foregoing shall not affect any pre-existing rights granted to any persons or entities.

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(b)    Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder. At any time during the ninety (90) days following the effective date of the Registration Statement, the Company may present to the Holder an accounting of its reasonable Registration Expenses and, within thirty (30) days thereafter, the Holder shall reimburse the Company for such expenses up to an aggregate amount not to exceed Twenty Thousand Dollars ($20,000). "Registration Expenses" shall mean all expenses incurred by the Company in complying with the registration provisions herein described, including without limitation all registration, qualification, notification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and blue sky fees and expenses.

(c)    Holder Review of Registration Statement. Upon request received by the Company from the Holder within a reasonable time in advance, the Company shall, on or prior to the third trading day prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, (i) furnish to the Holder copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such person) which documents will be subject to the review of the Holder, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

(d)    Certain Company Obligations During Effectiveness of Registration Statement. From the date of effectiveness of the Registration Statement, the Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) such date as all of the Registrable Securities have been resold or (B) such date as all Registrable Securities may be sold pursuant to Rule 144(k) (or any successor rule) (collectively, the "Effectiveness Period"); (ii) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request; (iv) cause the Registrable Securities to be quoted or listed on each stock market or stock exchange on which the Common Stock of the Company is then quoted or listed; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; (vi) avoid the issuance of, or, if issued, promptly notify the Holder and obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement; (vii) promptly notify the Holder of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (viii) promptly notify the Holder of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ix) unless available on the Internet free of charge, promptly furnish to the Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such person, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; and (x) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in North Carolina and such other states of the United States specified in writing by the Holder; provided, however, that the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented.

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(e)    Suspension of Use of Prospectus. The Holder hereby acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Holder hereby covenants that it will not sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that Holder may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the prospectus forming a part of the Registration Statement by the Holder unless in the good faith opinion of the Company (after consultation with its counsel) or its counsel such suspension is required by the federal securities laws, including without limitation, the rules and regulations promulgated thereunder; provided, however, that in the event that such suspension is required by the need for an amendment or supplement to the Registration Statement or the prospectus forming a part thereof, the Company shall use its best efforts to file as soon as practicable such required amendments or supplements as shall be necessary for the disposition of the Registrable Securities to recommence.

(f)    Holder Information for Registration Statement. As a condition to the inclusion of its Registrable Securities, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in order to comply with any applicable law or regulation in connection with any registration, qualification or compliance referred to in this Section 10.

(g)    Indemnification and Contribution.

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(1) To the extent permitted by applicable law, the Company will indemnify and hold harmless each seller of Registrable Securities that were registered pursuant to the Registration Statement, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such seller or underwriter within the meaning of Section 5 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or “blue sky” laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable, to any such indemnitee if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an (i) untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such indemnitee in writing specifically for use in such registration statement or prospectus or (ii) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary or earlier effective prospectus and corrected in a final or amended prospectus, and such holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the buyer of such Registrable Securities; provided, further, that the indemnity agreement contained in this Section 10(g)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, provided that such consent shall not be required if the settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of the Company from all liability in respect of such claim or litigation.

(2)    To the extent permitted by applicable law, each seller of Registrable Securities that were registered pursuant to the Registration Statement, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other applicable Federal or State securities or “blue sky” laws, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by or on behalf of such seller specifically for use in such registration statement or prospectus, and provided, further, that the indemnity agreement contained in this Section 10(g)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller, which consent shall not be unreasonably withheld, provided that such consent shall not be required if the settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of such seller from all liability in respect of such claim or litigation; provided, further, that the liability of each seller hereunder shall be limited to the net proceeds received for the account of such seller from the sale of Registrable Securities covered by such registration statement.

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(3)    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10(g) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10(g) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10(g) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, further, that the Company shall not have any reimbursement obligation for the expenses and fees of more than one such separate counsel for all indemnitees.

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(4)    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 10(g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10(g) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 10(g); then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

11.    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of securities to the public without registration, the Company agrees to use commercially reasonable best efforts to make and keep public information regarding the Company available as contemplated by Rule 144 under the Securities Act and file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and furnish a written report to the Holder upon written request as to the Company’s compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

12.    SEC and Other Information.

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So long as this Warrant Agreement is in effect, the Company shall comply with the following covenants:

(a)    Upon written request, the Company will provide to the Holder, within three (3) Business Days of receipt of such written request, a copy of any publicly available forms, reports or other documents filed by the Company with the SEC if such documents are not available on the Internet free of charge. If for any reason at any time the Company is not required to file annual, quarterly and other periodic reports with the SEC pursuant to the terms of the Exchange Act, then the Company shall make available at no charge to the Holder financial statements no later than the time they would be filed with the SEC if the Company was required to file such annual, quarterly and other periodic reports.

13.    Additional Provisions. (a) The Holder represents, by accepting this Warrant Agreement, that it understands that this Warrant Agreement and any securities obtainable upon exercise of this Warrant Agreement have not been registered for sale under Federal or state securities or “blue sky” laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear a legend substantially similar to the legend set forth on the first page of this Warrant Agreement. The Holder understands that it must bear the economic risk of its investment in this Warrant Agreement and any securities obtainable upon exercise of this Warrant Agreement for an indefinite period of time, as this Warrant Agreement and such securities have not been registered under Federal or state securities or blue sky laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

(b)    The Holder agrees and acknowledges that this Warrant Agreement, or any portion hereof, and any such securities will not be sold, transferred, assigned, hypothecated or otherwise disposed of unless (i) a registration statement with respect to such transfer is effective under the Securities Act and any applicable state securities or blue sky laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Securities Act.

(c)    The Holder represents that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Warrant Agreement or the exercise of this Warrant Agreement and the finance operations and business of the Company and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense. Nothing contained in this Section 11(c) shall alter, amend or change the Holder’s reliance on the representations, covenants or warranties contained herein.

(d)    The Holder represents that it did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.

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(e)    The Holder represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Act. Such Holder is acquiring this Warrant Agreement for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act.

(f)    The Holder represents that it, either by reason of the Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), has such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company.

(g)    The Holder represents that it has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment.

(h)    The Holder agrees and acknowledges that the representations and warranties made by the Holder in this Section 13 shall be deemed also to be made at the time of the exercise of this Warrant Agreement.

(i)    Nothing in this Section 13 shall affect in any way the Holder's obligations under any agreement to comply with all applicable securities laws upon resale of the Warrant Shares.

14.    Miscellaneous.

(a)    Amendments and Waivers. This Warrant Agreement and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(b)    Assignment. This Warrant Agreement shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns, provided that the Holder shall not assign or transfer any or all of its rights under this Warrant Agreement (i) prior to January 1, 2005, without the prior written consent of the Company (which consent shall not be unreasonably withheld), and (ii) upon and after January 1, 2005, knowingly, after reasonable investigation and inquiry, to any person or entity which actively sells, distributes, markets, develops, or produces a pharmaceutical product or device which directly competes with the Product. Notwithstanding the foregoing, the Holder may assign any or all of its rights under this Warrant Agreement to an affiliate of the Holder. Any assignment or attempted assignment in violation of this Section 14(b) shall be null and void.

(c)    Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that this Warrant Agreement has been lost, stolen, destroyed or mutilated, and in the case of any lost, stolen or destroyed Warrant Agreement, an indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant Agreement, upon surrender and cancellation hereof, the Company will execute and deliver in the name of the registered holder of this Warrant Agreement, in exchange and substitution for the Warrant Agreement so lost, stolen, destroyed or mutilated, a new Warrant Agreement of like tenor and amount.

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(d)    Warrant Exchangeable for Different Denominations. This Warrant Agreement is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company for new Warrant Agreements of like tenor representing in the aggregate the right to purchase the number of shares which may be purchased hereunder, each of such new Warrant Agreements to represent the right to purchase such number of Warrant Shares as shall be designated by said Holder hereof at the time of such surrender.

(e)    Law Governing. This Warrant Agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware. The Holder and the Company waive their respective rights to a jury trial with respect to any action, claim, or other proceeding arising out of any dispute in connection with this Warrant Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Holder and the Company agree that disputes relating to this Warrant Agreement shall be subject to the provisions of the Loan Agreement entitled “Internal Review” and “Arbitration” set forth in Sections 8.14 and 8.15 thereof, respectively, after modifying such Sections so that any references to “Loan Documents” or the “Agreement” shall mean this Warrant Agreement and any references to the “Borrower” or “Lender” shall mean the Company or the Holder, respectively.

(f)    Entire Agreement. This Warrant Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Warrant Agreement, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Warrant Agreement.

(g)    Notices. Unless otherwise provided herein, all notices, requests, demands and other communications required or permitted under this Warrant Agreement shall be in writing and will be deemed to have been duly made and received: (i) upon personal delivery; (ii) three (3) Business Days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one (1) Business Day after deposit with a nationally recognized, overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

(i)     If to the Company, then to:

  Discovery Laboratories, Inc.
  350 South Main Street
  Suite 307

                    Doylestown, PA 18901-4874
                    Attn: President
              with a copy to:

  Dickstein Shapiro Morin & Oshinsky LLP
  1177 Avenue of the Americas
  New York, NY 10036-2714
  Attn: Ira L. Kotel

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                         (ii)    If to QFinance, then to:

  QFinance, Inc.
  c/o PharmaBio Development Inc.
  4709 Creekstone Drive
  Riverbirch Building
  Suite 200
  Durham, NC 27703
  Attn: President

  with a copy to:

  PharmaBio Development Inc.
  4709 Creekstone Drive
  Riverbirch Building
  Suite 200
  Durham, NC 27703
  Attn: General Counsel

Either party may change the address to which communications are to be sent by giving five (5) Business Days' advance notice of such change of address to the other party in conformity with the provisions of this Section 14(g).

(h)    Execution; Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same instrument. This Warrant Agreement may be executed and delivered by telecopy or facsimile and any execution in such manner shall be deemed an original.

[Rest of page intentionally left blank; signatures on following page]

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[Signature page to Warrant Agreement]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed and delivered as of the day and year first written above.

DISCOVERY LABORATORIES, INC.

By: /s/ John G. Cooper
Name: John G. Cooper
Title: Executive Vice President and Chief
                                      Financial Officer

QFINANCE, INC.

By: /s/ David Andrews
Name: David Andrews
Title: Vice President and Assistant Secretary

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ANNEX A

EXERCISE FORM

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE ATTACHED WARRANT AGREEMENT OF

DISCOVERY LABORATORIES, INC.

SUBSCRIPTION

The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant Agreement, hereby elects to exercise such Warrant Agreement by agreeing to subscribe for and purchase ____________________ shares (the “Warrant Shares”) of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the “Company”), and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 13 of the Warrant Agreement are true and correct as of the date hereof as if they had been made on such date with respect to the Warrant Shares. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of the Warrant Agreement is subject to the terms and conditions contained in Sections 4, 9 and 13 of the Warrant Agreement.

Dated:                        Signature:_________________________________
                                 Address:__________________________________

                ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant Agreement and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant Agreement on the books of Discovery Laboratories, Inc. (the “Company”). As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 13 of the Warrant Agreement are true and correct as of the date hereof as if they had been made by such assignee on such date.

Dated:                        Signature:_________________________________
                                Address:__________________________________

     PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the “Company”), as set forth in the foregoing Warrant Agreement, and a proportionate part of said Warrant Agreement and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant Agreement on the books of the Company. As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company  that the representations and warranties of Section 13 of the Warrant Agreement are true and correct as of the date hereof as if they had been made by such assignee on such date.

Dated:                        Signature:_________________________________
                                 Address:__________________________________